Exhibit 10.6

YOU ON DEMAND HOLDINGS, INC.

AMENDMENT NO. 4 TO
CONVERTIBLE PROMISSORY NOTE

This AMENDMENT NO. 4 TO CONVERTIBLE PROMISSORY NOTE (the “Amendment”), effective as of January 31, 2014 (the “Effective Date”), is by and among YOU ON DEMAND HOLDINGS, INC., a Nevada corporation (the “Company”), and SHANE MCMAHON (the “Payee”).

WHEREAS, the Company and the Payee are parties to that certain Convertible Promissory Note of the Company, dated as of May 10, 2012, as amended as of May 18, 2012, as of October 19, 2012, and as of May 10, 2013, in principal amount of $3,000,000.00 (the “Note”); and

WHEREAS, the Company and the Payee desire to amend the Note as provided herein;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Effective as of the Effective Date, Section 2(a) of the Note shall be deleted in its entirety and, in lieu thereof, the following new Section 2(a) is inserted:

Payments. Unless earlier converted pursuant to Section 3, the Principal Amount and all accrued interest on this Note shall be due and payable to Payee, by wire transfer of immediately available Funds, upon written demand by the Payee at any time following the date of the closing of the Series E Financing, pursuant to that certain Series E Preferred Stock Purchase Agreement, dated as of January 31, 2014, by and between the Company, C Media Limited and certain other purchasers party thereto (the “Series E Purchase Agreement”), through December 31, 2014 (the “Maturity Date”), provided, however, that upon written demand by the Payee, the net proceeds of any financing of equity or equity-linked securities of the Company occurring on or before such date will be used to repay the Note until the full amount of the Note, and all accrued interest on the Note, is repaid.

2. Effective as of the Effective Date, new Section 3(d) of the Note shall be inserted:

Optional Series E Conversion. The Principal Amount of this Note and all accrued and unpaid interest thereon, shall be convertible at any time, at the option of Payee, from the Closing Date (as defined in the Series E Purchase Agreement) until the Maturity Date, into shares of the Company’s Series E Preferred Stock, par value $0.001 (the “Series E Preferred Stock”), at a conversion price of $1.75 per share. If Payee opts to convert the Principal Amount of this Note and all accrued and unpaid interest hereunder into shares of Series E Preferred Stock pursuant to this Section 3(d), the Payee shall provide the Company with notice of its option to convert within fifteen (15) days prior to the Maturity Date. The Company shall not be obligated to issue certificates evidencing the shares of Series E Preferred Stock upon such conversion unless this Note is either delivered to the Company or its transfer agent, or the Payee notifies the Company or its transfer agent that such Note has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such Note. The Company shall, as soon as practicable after Payee complies with the immediately preceding sentence, issue and deliver at such office to such Payee of such Note, a certificate or certificates for the shares of Series E Preferred Stock to which the Payee shall be entitled. The person or persons entitled to receive the Series E Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Series E Preferred Stock on the date of such conversion.

3. Except as expressly amended by this Amendment, the terms and conditions of the Note are hereby confirmed and shall remain in full force and effect without impairment or modification.

4. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

5. This Amendment may be executed by facsimile and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the day and year first above written.

YOU ON DEMAND HOLDINGS, INC.

By: /s/ Marc Urbach
       Name: Marc Urbach
       Title: President and Chief Financial Officer

[Signature Page to Shane McMahon Promissory Note Amendment]

SHANE MCMAHON
/s/ Shane McMahon
Shane McMahon

[Signature Page to Shane McMahon Promissory Note Amendment]